UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2012

BENACO, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173476	99-0363913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 William Street, 6th Floor

New York, NY 10038

(Address of principal executive offices, including zip code)

(212) 344-1105

(Registrant’s telephone number, including area code)

44 Wall Street, 14th Floor

New York, New York 10005

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, demand and the market for our services in New York City and elsewhere, competition and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

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Explanatory Note

This Current Report on Form 8-K is being filed by Benaco, Inc., Inc. (the “Company,” “we” or “us,” as applicable) in connection with a transaction in which the Company has acquired all of the issued and outstanding capital stock (the “Homeland Shares”) of Homeland Safety Consultants, Inc. a New York corporation (“Homeland”).

The Company’s acquisition of the Homeland Shares occurred on November 12, 2012, through a share exchange (the “Share Exchange”) in which the Company issued an aggregate of 7,333,333 shares of its Common Stock, par value $.001 per share (“Common Stock”) to Homeland’s shareholders and certain creditors of Homeland in exchange for the Homeland Shares and cancellation of indebtedness of Homeland.

In connection with the Share Exchange we issued and sold to Michael Gianatasio for $1.00 per share, 10 shares of the Company’s Series A Preferred Stock. A description of the rights and preferences of the Series A Preferred Stock is set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Nevada on November 9, 2012 and is attached to this Current Report as Exhibit 3.2. A summary of such rights and preferences is set forth in the subsection of Item 2.01 herein entitled “Description of Securities.”

Giving effect to the Share Exchange, the Company’s current structure is set forth in the diagram below:

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Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2012, the Company, Homeland and each of Homeland’s shareholders (the “Homeland Shareholders”) entered into a Share Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1 (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Homeland Shareholders sold, assigned and transferred, an aggregate of 200 Homeland Shares (constituting 100% of the issued and outstanding shares of Common Stock of Homeland), to the Company, and the Company issued to the six Homeland Shareholders in exchange therefor an aggregate of 6,833,013 shares of our Common Stock and the Company also issued to certain creditors of Homeland (the “Homeland Creditors”) in exchange for the cancellation of such indebtedness in the aggregate amount of $250,160 an aggregate of 500,320 shares of our Common Stock. In the Exchange Agreement, each Homeland Shareholder made certain representations to the Company (including as to the corporate organization and charter documents of Homeland, the capitalization of Homeland and the Homeland Shareholder’s title as the Homeland Shares being exchanged, the authorization and enforceability of the Exchange Agreement and certain investment representations) and the Company made certain representations to the Homeland Shareholders (including as to the corporate organization and charter documents of the Company, the capitalization of the Company and the authorization and enforceability of the Exchange Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2012, we acquired all of the outstanding capital stock of Homeland as described in Item 1.01 herein. Immediately before the closing of the Exchange Agreement the Company consummated a Split-Off Agreement, dated as of November 12, 2012 with Natalia Belykh (“Belykh”) pursuant to which Belykh sold, transferred and assigned to the Company an aggregate of 4,000,000 shares of Common Stock and the Company assigned and transferred substantially all of the assets of the Company (other than cash and the capital stock of International Safety Group, Inc., a Delaware corporation incorporated by Benaco, Inc. on November 5, 2012) subject to all of the liabilities of the Company (whether accrued, contingent, known or unknown) other than the indebtedness of Benaco, Inc. under $400,000 principal amount of 10% Subordinated Convertible Promissory Notes issued and sold by Benaco, Inc. on October 26, 2012 (“Bridge Notes”) to a newly formed subsidiary of the Company and then the Company assigned to Belykh all of the outstanding stock of such subsidiary.

As a result of these transactions, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

As set forth in the Explanatory Note to this Current Report on Form 8-K, following our acquisition of Homeland, Homeland became and currently is our direct, wholly-owned subsidiary.

BUSINESS

Our History

The Company was incorporated under the laws of the State of Nevada, on November 18, 2010.  The Company originally intended to commence operations in the business of distributing Bohemian Cristal Chandeliers. However, the Company has not generated any revenue since its inception and prior to the consummation of the Exchange Agreement referred to in Items 1.01 and this Item 2.01, the Company was considered a shell company under applicable rules of the Securities Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Simultaneously with the consummation of the Exchange Agreement, the Company consummated a Split-Off Agreement pursuant to which the Company disposed of substantially all of the assets of the Company (other than cash) and the capital stock of Homeland and International Safety Group, Inc., a Delaware corporation incorporated by Benaco, Inc. on November 5, 2012 and liabilities related to the business of distributing Bohemian crystal chandeliers and as result of our acquisition of the capital stock of Homeland the Company entered into the business of construction site safety.

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Organizational History of Homeland

Homeland Safety Consultants, Inc. (“Homeland”) was incorporated under the laws of New York on February 3, 2004. On August 21, 2007 the Company formed under the laws of New York and organized a wholly owned subsidiary named Homeland Safety Training, Inc. Homeland provides construction site safety services (which are required to be maintained by the New York City Department of Buildings) for companies located in New York City. It provides licensed site safety manager services on major construction projects. The Company and its subsidiary also provide safety training, fire safety and emergency preparedness services that are required by the Fire Department of New York City.

Until the consummation of the Exchange Agreement, six shareholders collectively owned all of the outstanding capital stock of Homeland. As the result of the Exchange Agreement, the Company became the owner of 100% of the outstanding capital stock of Homeland.

Business of Homeland

Homeland is a construction safety and training company. Founded in 2004, Homeland has served the New York City area in construction safety services, safety training and fire and emergency preparedness. Homeland’s main source of revenue (approximately 95% and 92% of Homeland’s entire net revenue for the six months ended June 30, 2012 and year ended December 31, 2011, respectively) is generated by providing site safety services to major construction projects by staffing licensed site safety managers and construction fire safety managers on construction sites, conducting safety audits and inspections and developing and filing site safety plans, health and safety plans and other construction-related plans with the New York City Department of Buildings (the “DOB”). Homeland offers a comprehensive array of training classes to the construction and fire safety industries. These classes include many OSHA classes, DOB-required classes and fire safety courses as mandated by the New York City Fire Department (“FDNY”). Homeland also works with building managers and owners of high rise buildings to develop and file fire safety and emergency action plans with the FDNY.

Site safety managers (“SSM”) are required on all New York City construction projects of 15 stories or higher, where the footprint is greater than 100,000 square feet and when otherwise required by the DOB. Coordinators are required on all construction projects of 10-14 stories. Concrete safety managers are required on all major buildings during the concrete portion of the project. A construction site fire safety manager (“CSFSM”) is required to be on all sites that require an SSM or Coordinator. Depending on the size of the project the SSM and CSFSM may be the same person. On larger projects a separate CSFSM is required.

Homeland also conducts safety inspections and audits as requested by general contractors, developers and insurance companies.

DOB regulations require that Site Safety Plans must be filed with and approved by the DOB prior to permits being issued for construction and Local Law 11 (façade) projects. Homeland assists owners in preparing such plans.

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Homeland also offers a comprehensive curriculum of Bew York City DOB, Fire Department and OSHA training classes. Such classes are conducted at Homeland’s offices at 130 William Street, New York, New York and at other places in the Wall Street area as well as at client-specific locations. Classes (some of which are also conducted in Spanish) include:

•	OSHA 10 and 30 hour classes

•	32 hour classes regarding supported scaffold and a 4 hour refresher course

•	Hazardous Waste Operations and Emergency response (HAZWOPER) classes

•	40 hour SSM training classes and 7 hour refresher classes for SSMs

•	CFSFM training classes

•	Construction Superintendent classes

•	30 hour Concrete Safety Manager classes

•	Mold and mildew remediation classes

•	20 hour Fire safety director training classes

•	8 hour training classes for Emergency Action Plan Directors

•	8 hour training classes for building operations, maintenance and recordkeeping.

The tuition charged by Homeland for the training classes range from $200 to $750.

The New York City Fire Department requires all applicable office buildings to file a combined Fire Safety and Emergency Action Plan. Homeland has filed such plans for such significant buildings as NYC’s Fire Department headquarter, The New York Times Building and The New York Life Building. Homeland provides ongoing support for Fire Safety and Emergency Action Plan support, training, drills and advisory services.

Sales and Marketing

Homeland obtains clients through training, word of mouth, referrals and direct sales efforts by Homeland personnel.

Employees and Independent Contractors

As of October 31, 2012 Homeland had a total of 23 full-time employees, including 13 engaged in site safety operations, 8 engaged in administration and 2 engaged in training and development of fire safety and emergency action plans sales and marketing. As of such date Homeland had 6 part-time employees, 4 of which were site safety managers and 2 of which were involved in administration and training.. As of October 31, 2012 there were approximately 5 people who were then independent contractors to Homeland performing site safety operations and 2 people who were then independent contractors to Homeland performing training.

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Raw Materials

Because Homeland is primarily in the business of providing site safety services, Homeland does not utilize any significant amount of raw materials. All of the raw materials needed for Homeland’s business model are readily available from numerous different suppliers and at market driven prices.

Seasonality

The business of Homeland is not seasonal to any significant degree.

Intellectual Property

Homeland does not own any trademarks, service marks or patents.

Competition

Homeland believes that it operates in an industry which is competitive. However, competition within the industry in New York is fragmented with no participant holding a dominant market share. Homeland believes that there are approximately 25 companies competing in the New York area.

Description of Property

Homeland leases approximately 5,136 square feet of office space on the sixth and eighth floors of 130 William Street, New York, New York for its headquarters and training classes at 130 William Street, New York, New York under leases dated March 15, 2010 and September 1, 2010 with 130 William St. Holdings Co., LLC. The initial terms of the leases expire on February 28, 2015 and August 31, 2015, respectively, and Homeland has certain options to renew such leases. The aggregate monthly fixed rent being paid under both leases as of October 31, 2012 was $11,560. The aggregate monthly fixed rent under such leases will increase during the term of the leases. In addition, Homeland leases approximately 1,500 additional square feet of space at 130 William Street, New York, New York under an oral month to month lease for an additional $2,000 per month. Homeland believes that the leased properties are sufficient for its current and anticipated business for the next two years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 12, 2012 with respect to the beneficial ownership of our Common Stock and Series A Convertible Preferred Stock, the two outstanding classes of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

As of November 12, 2012 the only classes of voting securities of the Company were the Company’s Common Stock, par value $.001 per share and the Company’s Series A Convertible Preferred Stock, par value $.001 per share (“Series A Stock”).

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As of November 12, 2012, an aggregate of 17,673,333 shares of our Common Stock and an aggregate of 10 shares of our Series A Stock were outstanding.

In determining the percentage of Common Stock beneficially owned by a person on November 12, 2012, we divided (a) the number of shares of Common Stock beneficially owned by such person, by (b) the sum of the total number of shares of Common Stock outstanding on November 12, 2012, plus the number of shares of Common Stock beneficially owned by such person which were not outstanding, but which could be acquired by the person within 60 days after November 12, 2012, upon the conversion of convertible securities.

Title of Class	Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Convertible Preferred Stock	Michael Gianatasio	10		100.0%
Common Stock	Michael Gianatasio	9,600,010	(3)	54.3	%(4)
Common Stock	Joseph Albunio	4,270,627		24.2%
Common Stock	Jeffrey Devlin	-		-
Common Stock	Robert Simoni	1,024,962		5.8%
Common Stock	All officers and directors as a group (three persons)	10,624,962		60.1	%(4)

(1)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o the Company, at 44 Wall Street, 14th Floor, New York, New York 10005.

(3)	Includes 9,600,000 shares of Common Stock and an additional 10 shares of Common Stock which may be issued to Mr. Gianatasio upon conversion of the 10 shares of Series A Stock held by Mr. Gianatasio.

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(4)	Michael Gianatasio, the Chief Executive Officer, Secretary and a director of the Company, owns 10 shares of Series A Stock. As of November 12, 2012 Mr. Gianatasio owned all of the outstanding shares of Series A Stock. The Series A Stock is entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. The holders of Series A Preferred Stock are entitled to 67% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred Stock then outstanding. The vote of 100% of the outstanding Series A Preferred Stock shall determine the vote of the Series A Preferred Stock as a class. If the holders of Series A Preferred Stock cannot unanimously agree on how to vote on a particular matter or matters, then the holders shall submit such matter or matters for a determination by a majority of the directors of the Board of Directors of the Company (including, for such purpose directors who are holders of Series A Preferred Stock) and the holders shall be deemed to have voted all of their shares of Series A Preferred Stock in accordance with the determination of the Board of Directors. All or any portion of the outstanding shares of Series A Stock may upon at least ten (10) days prior written notice to the Company be converted into Common Stock on a one share for one share basis. The percentage of shares of Common Stock owned by Mr. Gianatasio and by all officers and directors as a group includes shares deemed to be beneficially owned by Mr. Gianatasio by virtue of his ownership of 10 shares of Series A Preferred Stock, but does not include any additional shares of Common Stock by virtue of the fact that the shares of Series A Preferred Stock owned by Mr. Gianatasio entitle him to cast 67% of the total votes on matters regardless of the actual number of shares of Series A Preferred Stock then outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Directors and Executive Officers

Effective October 9, 2012 Natalia Belych submitted her resignation as our Chief Executive Officer, President, Secretary, Treasurer, and Director. Ms. Belych’s resignation was not the result of any disagreements with us on any matter related to our operations, policies or practices. In conjunction with Ms. Belych’s resignation, our Board of Directors and shareholders owning a majority of our outstanding common stock appointed Michael Presutti and Michael R. Gianatasio, effective October 9, 2012, as executive officers and directors. Mr. Presutti was appointed as our Chief Executive Officer, Secretary and as a Director. Mr. Gianatasio was appointed as our President, Chief Operating Officer and as a Director. Subsequently, Mr. Presutti was removed without cause as a director and officer of the Company. On November 8, 2012 Jeff Devlin was elected a director of the Company and Michael Gianatasio was appointed as the Chief Executive Officer and Secretary of the Company.

Michael R. Gianatasio, age 39, is a safety and risk management consultant, professional engineer in the states of New York, Connecticut and Florida, a licensed site safety manager in New York City and a licensed fire safety manager in New York City. From May 2003 through the present he has served as the President and Chief Executive Officer for Michael R. Gianatasio, PE, PC (MRG Engineering and Construction), a professional construction site safety management firm operating in New York, New Jersey and Connecticut. From July 2006 through the present he has worked for Site Safety, Inc., a construction site safety management corporation which he founded and previously served as its president. From August 2000 until May 2003 he worked as a Vice President and Project Executive at G&F Enterprises, Inc., a New York corporation. From December 1999 through December 2000 he worked as a project manager for Jeffrey M. Brown Associates, Inc., a building and construction management company. From May 1995 through December 1999 he worked as a project engineer for The LiRo Group, Ltd., a construction management, engineering, environmental, architectural and program management company. Mr. Gianatasio is a member of the American Engineering Alliance, American Society of Civil Engineers and American Society of Safety Engineers. He is a graduate of Manhattan College where he received a degree in civil engineering.

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Jeffrey Devlin, age 65, has been Executive Producer/Partner of Original Film, a movie production company, since 2002. He is also currently and since 2003 been the Chief Executive Officer of MediaLogic, an international consultancy and television production company and since November 2011 he has been Chief Marketing Officer and a director of The Broadsmoore Group, an investment advisory and merchant banking firm. Mr. Devlin has over 25 years of production experience in the advertising and entertainment industries. Mr. Devlin is currently a member of the Board of Directors of the United States Equestrian Team, Somerset Hills Handicapped Riders, Board of Advisors of Atari, and Executive Committee for the Association of Independent Commercial Producers (AICP). He is also a senior advisor to Sirius XM Satellite Radio.

Mr. Devlin received a Bachelor’s degree from Bethel University in Nashville, Tennessee and completed graduate courses at Dartmouth College in Hanover, New Hampshire.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 407(e)(5) of Regulation S-B and is “independent” as the term is used in Item 407(a)(1)) of Regulation S-B under the Securities Exchange Act of 1934 . Our board of directors is in the process of searching for a suitable candidate for this position.

EXECUTIVE COMPENSATION

Effective October 9, 2012 Michael Gianatasio entered into an Employment Agreement with the Company as described below. Prior to October 9, 2012 the Company’s former director and executive officer, Natalia Belykh, did not receive any compensation for serving as a director or executive officer of the Company. The following table sets forth information concerning cash and non-cash compensation paid by Homeland to Homeland’s Chief Executive Officer for each of the two fiscal years ended December 31, 2010 and December 31, 2011. No executive officer of the Company or Homeland received compensation in excess of $100,000 for either of those two years.

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Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (S)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Joseph Albunio	12/31/2010	30,240	-	-	-	-	-	36,000	*	66,240
President and CEO	12/31/2011	30,240	-	-	-	-	-	36,000	*	66,240

*consists of fees paid to a consulting company owned by Mr. Albunio.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

CORPORATE GOVERNANCE

Director Independence

The Company believes that Jeffrey Devlin is “independent” as such term is defined by the rules of the Nasdaq Stock Market.

Board Composition

The Company’s Board of Directors is currently composed of two members – Michael Gianatasio and Jeffrey Devlin.

The Company currently does not have standing audit, nominating or compensation committees. Currently, its entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the Board of Directors as soon as practicable.  We envision that nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Code of Ethics

Our Board of Directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Homeland Safety Consultants, Inc. and its consolidated subsidiary for the fiscal years ended December 31, 2011 and 2010, and the six month periods ended June 30, 2012 and 2011, should be read in conjunction with the Homeland Safety Consultants, Inc. and subsidiary consolidated financial statements, and the notes to those financial statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Homeland Safety Consultants, Inc. and subsidiary (the “Company”) is a construction safety and training company. Founded in 2004, Homeland Safety has served the New York City area in construction safety services, safety training and fire and emergency preparedness. The Company’s main source of revenue (approximately 95% and 92% of the Company’s entire net revenue for the six months ended June 30, 2012 and year ended December 31, 2011, respectively) is generated by providing site safety services to major construction projects by staffing licensed site safety managers and construction fire safety managers on construction sites, conducting safety audits and inspections and developing and filing site safety plans, health and safety plans and other construction-related plans with the New York City Department of Buildings (the “DOB”). The Company offers a comprehensive array of training classes to the construction and fire safety industries. These classes include many OSHA classes, DOB-required classes and fire safety courses as mandated by the New York City Fire Department (“FDNY”). The Company also works with building managers and owners of high rise buildings to develop and file fire safety and emergency action plans with the FDNY.

Results of Operation

The following table presents a summary of operating information for the year ended December 31, 2011 and 2010:

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	12/31/2011 ($)	12/31/2010 ($)	$ Change	% Change
Net Revenue	4,351,200	3,211,704	1,139,496	35.5%
Cost of Revenues	2,666,627	2,077,902	588,725	28.4%
Gross profit	1,684,573	1,133,802	550,771	48.6%

Selling and administrative expense	1,453,682	1,173,807	279,875	23.9%
Interest expense, net	57,343	48,439	8,904	18.4%
Net income (loss) before provision for income taxes	173,548	(88,444)	261,992	(297%)
Provisions for income taxes	78,856	(36,381)	115,237	(316%)
Net Income (Loss)	94,692	(52,063)	146,755	(282%)

Net Revenue:

Net revenue increased by approximately $1,139,496 or approximately 35.5%, from approximately $3,211,704 for the year ended December 31, 2010 to approximately $4,351,200 for the year ended December 31, 2011. The Company added 3 projects in 2011, which was the primary cause for the increase in net revenue. The Company also increased its rate of service by 20 to 25% as dictated by market conditions. The Company anticipates that its rates will stabilize at the current rates during the next 12 months.

Cost of Revenues:

Cost of revenues increased by $588,725 or 28.4%, from $2,077,902, for the year ended December 31, 2010 to $2,666,627 for the year ended December 30, 2011. The increase was due primarily to the hiring of additional field workers to staff the increased number of projects that the Company added during the year. Compensation of personnel is the main component of cost of revenues. Rates paid to these workers also increased by approximately 20% as dictated by market conditions. The Company anticipates that these costs will stabilize at current levels during the next 12 months.

Gross Profit:

Gross profit increased $550,771 or 48.6%, from $1,133,802 for the year ended December 31, 2010 to $1,684,573 for the year ended December 31, 2011. The increase was due an increase in projects and higher margins earned by the Company for its projects during the year ended December 31, 2011.

Selling and Administrative Expenses:

Selling and administrative expenses increased by $279,875 or 23.9%, from $1,173,807 for the year ended December 31, 2010 to $1,453,682 for the year ended December 31, 2011. The increase was primarily due to higher operating costs, including higher rent expense as the Company moved to larger office space and increased administrative payroll.

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Provision for Income Tax:

Provision for Income Tax was calculated using an effective tax rate of 45% in 2011 and an effective tax rate of 41% in 2010. The Company had net operating loss carry forwards which offset such tax requirements.

Net Income:

As a result of the above factors, net income increased by $146,755 or 282%, from a loss of $52,063 for the year ended December 31, 2010 to income of $94,692 for the year ended December 31, 2011. The increase was primarily attributable to the increase in revenue and an improved gross profit margin.

The following table presents a summary of operating information for the six months ended June 30 2012 and 2011:

	6/30/12 ($)	6/30/11 ($)	$ Change	% Change
Net Revenue	2,210,683	1,668,715	541,968	32.5%
Cost of Revenues	1,350,270	1,059,722	292,548	27.4%
Gross profit	860,413	608,993	251,420	41.3%
Selling and administrative	828,796	667,217	161,579	24.2%
Interest expense, net	25,912	18,522	7,390	39.9%
Net income (loss) before provision for income taxes	5,705	(76,746)	82,451	107.4%
Provisions for income taxes	4,070	(33,570)	37,640	112.1%
Net income (loss)	1,635	(43,176)	44,811	103.8%

Net Revenue:

Net revenue increased by approximately $541,968 or approximately 32.5%, from $1,668,715 for the six months ended June 30, 2011 to $2,210,683 for the six months ended June 30, 2012. The Company on average was working on 2 additional jobs during the first 6 months of 2012 as compared to the same time 2011, which was the primary cause for the increase in net revenue. The Company also increased its rate of service by 20 to 25% as dictated by market conditions, which rate increases, began during the summer of 2011. The Company anticipates that its rates will stabilize at current levels during the next 12 months. Better weather during the 2012 winter as compared to the winter of 2011 also contributed to the increase in billable time on projects.

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Cost of Revenues:

Cost of revenues increased by $290,548 or 27.4%, from $1,059,722 for the six months ended June 30, 2011 to $1,350,270 for the six months ended June 30, 2012. The increase was due primarily the increased number of projects that the Company was retained for during the six months ended June 30, 2012 as compared to the six months ended June 30, 2011. Rates paid to our employees also increased by approximately 20% as dictated by market conditions. The Company anticipates that these costs will stabilize at current levels during the next 12 months. Better weather during the winter of 2012 as compared to the winter of 2011 also contributed to the increase in the variable costs associated with these projects.

Gross profit:

Gross profit increased by $251,420 or 41.3% from $608,993 for the six months ended June 30, 2011 to $860,413 for the six months ended June 30, 2012. The increase was due to higher margins earned by the Company for its projects and the increase in total projects during the period.

Selling and Administrative Expenses:

Selling and administrative expenses increased by $161,579 or 24.2% from $667,217 for the six months ended June 30, 2011 to $828,796 for the six months ended June 30, 2012. The increase was primarily due to higher operating costs including the increase is administrative payroll as a result of the Company’s increased business.

Provision for Income Tax:

Provision for Income Tax was calculated using an effective tax rate of 44% for the six months ended June 30, 2010 and an effective tax rate of 71% for the six months ended June 30, 2012. The Company had net operating loss carry forwards which offset such tax requirements.

Net Income:

As a result of the above factors, net income increased by $44,811 or 103.8%, from a loss of $43,176 for the six months ended June 30, 2011 to a profit of $1,635 for the six months ended June 30, 2012. The increase was primarily attributable to the increase in revenue and an improved gross profit margin during the six months ended June 30, 2012.

Going Concern Qualification

Although the Company had a net income of $1,635 and positive cash flows from operating activities for the six months ended June 30, 2012, the Company has an accumulated deficit of approximately $135,000 as of June 30, 2012. In addition, at June 30, 2012, the Company has a cash balance of approximately $10,000 and a working capital deficiency of approximately $155,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Liquidity and Capital Resources

The Company’s principal sources of liquidity include cash from operations and loans from both related and unrelated parties.

The Company needs additional capital to fund current working capital requirements, ongoing debt service and to repay its obligations that are maturing over the upcoming twelve month period. Management plans to increase revenues and to control operating expenses in order to reduce losses from operations. Additionally, the Company plans to seek equity and/or debt financing in order to enable the Company to meet its financial obligations.

14

As of June 30, 2012, the Company had cash balances of approximately $10,007 compared to $6,699 on June 30, 2011. Net cash provided by operating activities for the 6 months ended June 30, 2012 was $92,782 compared to ($289,065) for the 6 months ended June 30, 2011. Improved revenues and higher margins as described above were the main contributor to this increase. As of December 31, 2011, the Company had cash balances of $34,893 compared to $5,769 on December 31, 2010. Net cash provided by operations was ($166,615) in 2011 compared to ($ 120,946) in 2010. In both years an increase in accounts receivables was the major component of this figure.

Net cash used in investing activities in 2011 was ($13,931), which reflects purchases of new computer equipment. Net cash used in investing activities was ($40,033) in 2010 which was the result of office improvements performed to the Company’s office space. During the 6 months ended June 30, 2012, the Company did not use any cash in investing activities compared the ($6,084) used during the 6 months ended June 30, 2011 for computer equipment.

Net cash used in financing activities amounted to approximately ($117,668) in the six months ended June 30, 2012. This was due to the net repayment of short term debt of $117,668. Net cash provided by financing activities in the six months ended June 30, 2011 was $296,079 and $209,670 for the entire year of 2011. During the six months ended June 30, 2011 the Company had to borrow a net of $296,079 to compensate for having generated less cash from operations. As the Company produced positive cash from operations during the second half of 2011, it was able to repay a net of $86,409 of short term debt. In 2010 the Company’s net cash provided from financing activities was $136,929.

Bank loans

The Company has a 5 year term loan with a commercial bank bearing interest at 11.5%. The principal balance of the loan as of June 30, 2012 was $291,162. The loan matures in May 2013. The loan is secured by the assets of the Company and is guaranteed jointly and severally by two of the Company’s shareholders.

Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Critical accounting policies and estimates

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in Note 1 of the consolidated financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are applied in the determination of our allowance for doubtful accounts and our valuation allowance based on future taxable income. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

15

Revenue Recognition: Revenue consists primarily of fees received, based on time and materials, for providing site safety managers on major construction sites and safety training, fire safety and emergency preparedness services. Revenue is recognized in the period in which the services are performed and amounts are earned, and collectability is reasonably assured.

Accounts Receivable: Accounts receivables are non-interest bearing obligations due under normal trade terms. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of December 31, 2011 and 2010 is adequate.

Principles of Consolidation: The consolidated financial statements include the accounts of Homeland Safety Consultants, Inc. and its wholly owned subsidiary, Homeland Safety Training, Inc. All significant intercompany balances and transactions have been eliminated.

Income Taxes: The Company adopted FASB ASC 740-1050, Accounting for Uncertainty in Income Taxes. ASC 740-10-50 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Fair Value of Financial Instruments: The carrying amounts reported in the consolidated balance sheets as of December 31, 2011 and 2010 for accounts receivable, prepaid expenses, other assets, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments. The fair value of long-term debt approximates its carrying value at the stated or discounted rate of the debt to reflect recent market conditions.

Earnings (Loss) per share: FASB ASC 260-10 requires the presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The Company’s basic income (loss) per common share is based on net income (loss) for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted income per common share is based on net income, divided by the weighted average number of common shares outstanding during the period, including common share equivalents, such as outstanding stock options and beneficial conversion of related party accounts. The computation of diluted loss per share for the year ended December 31, 2011 does not assume conversion, exercise or contingent exercise of warrants, and securities as they would have an anti-dilutive effect on the earnings resulting from the Company’s net loss position in that period.

For the years ended December 31, 2011 and 2010, the Company did not have any common share equivalents.

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Recent accounting pronouncements

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for annual periods beginning on or after December 15, 2011. For nonpublic entities, the ASU is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or Homeland nor are we involved as a plaintiff in any material proceeding or pending litigation.

MARKET FOR OUR COMMON STOCK

We have two classes of equity securities: (i) Common Stock, par value $.001 per share (“Common Stock”), 17,673,333 shares of which are outstanding as of the date of this Current Report, held by approximately 17 shareholders of record and (ii) Series A Convertible Preferred Stock, par value $.001 per share, (“Series A Stock”), 10 shares of which are outstanding as of the date of this Current Report, held by one person. Our Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "BECO". There is a limited public market for our common shares.  Our common shares are quoted on the OTC Bulletin Board under the symbol “BECO”.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The Company has not paid any cash dividends since its inception and we do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

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For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 – “Unregistered Sales of Equity Securities,” of this Current Report, which is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Authorized Capital Stock. Our authorized capital stock consists of: (i) 225,000,000 shares of Common Stock; (ii) 25,000,000 shares of Preferred Stock, of which 10 shares have been designated as Series A Stock. A Certificate of Amendment to the Articles of Incorporation of the Company increasing the number of shares of Common Stock from 75 million to 225 million shares and authorizing 25 million shares of Preferred Stock was filed with the Secretary of State of the State of Nevada on October 28, 2012. A copy of such Certificate of Amendment is being filed herewith as Exhibit 3.1 to this Current Report. A Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Nevada on November 9, 2012. A copy of such Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock is being filed herewith as Exhibit 3.2 to this Current Report.

The following is a summary of the material terms of our capital stock. This summary is subject to and is qualified in its entirety by the Company’s Articles of Incorporation, as amended, the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, the Company’s By-laws and the applicable provisions of Nevada law.

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Common Stock

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. According to our charter documents, holders of our Common Stock do not have preemptive rights, and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking funds provided for our stockholders. Shares of Common Stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Series A Preferred Stock

In connection with the Share Exchange, we designated 10 shares of Series A Stock out of our total authorized number of 25,000,000 shares of Preferred Stock, par value $0.001 per share. No other series of Preferred Stock has been designated.

The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Nevada on November 9, 2012. The following is a summary of the rights and preferences:

No Dividends. The holders of the Series A Preferred Stock shall not be entitled to dividends, except that in the event that a dividend is declared on the Common Stock (“Common Stock”), the holders of the Series A Preferred Stock shall receive the dividends that would be payable if all then outstanding shares were converted into Common Stock immediately prior to the declaration of the dividend.

Automatic Conversion. All or any portion of the outstanding shares of Series A Preferred Stock may upon at least ten (10) days prior written notice to the Company be converted into Common Stock. At any time, each share of Series A Preferred Stock shall be convertible into one (1) share of Common Stock.

Voting Rights. For so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of the Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series A Preferred Stock being entitled to 67% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 33% of the total votes based on their respective voting power. The vote of 100% of the outstanding Series A Preferred Stock shall determine the vote of the Series A Preferred Stock as a class. If the holders of Series A Preferred Stock cannot unanimously agree on how to vote on a particular matter or matters, then the holders shall submit such matter or matters for a determination by a majority of the directors of the Board of Directors of the Corporation (including, for such purpose directors who are holders of Series A Preferred Stock) and the holders shall be deemed to have voted all of their shares of Series A Preferred Stock in accordance with the determination of the Board of Directors.

Liquidation. The Series A Stock shall not be redeemable and shall have no liquidation preference.

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Item 3.02	Unregistered Sales of Equity Securities.

On November 12, 2012 we issued and sold to Michael Gianatasio for $1.00 per share, 10 shares of the Company’s Series A Preferred Stock. A description of the rights and preferences of the Series A Preferred Stock is set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Nevada on November 9, 2012 and which is attached to this Current Report as Exhibit 3.2. A summary of such rights and preferences is set forth in the subsection of Item 2.01 entitled “Description of Securities.”

On November 12, 2012 we issued and sold to Michael Gianatasio for $.001 per share, 9,600,000 shares of the Company’s Common Stock..

On November 12, 2012, we consummated the Exchange Agreement with 10 shareholders and creditors of Homeland. Pursuant to the Exchange Agreement, we issued to such persons an aggregate of  7,333,333 shares of our Common Stock.

All of the shares of our Common Stock referred to herein were issued in accordance with an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 12, 2012, the Board of Directors of Benaco, Inc.  (the “Company”) approved the termination of Ronald R. Chadwick, P.C. (“Chadwick”) as the Company’s independent certified public accounting firm.

Concurrent with this action, the Company’s Board of Directors appointed Friedman LLP (“Friedman”) as our new independent certified public accounting firm. Friedman is located at 406 Lippincott Drive, Suite J, Marlton, New Jersey 08053.

The Company’s financial statements for the years ended February 29, 2012 and February 28, 2011 were audited by Chadwick.   Chadwick’s reports on our  financial statements for the two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended February 29, 2012 and February 28, 2011, the interim period ended August 31, 2012, and through the date of discontinuance of Chadwick’s engagement as the Company’s independent accountant, there were no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chadwick, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

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The Company has provided Chadwick with a copy of this Item 4.01 of its Current Report on Form 8-K prior to its filing with the SEC and requested it to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Chadwick’s letter to the SEC, dated November 13, 2012.

During the period the Company engaged Chadwick, neither the Company nor anyone on the Company's behalf consulted with Chadwick regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized Chadwick to respond fully to all inquiries of Friedman.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosures set forth under Items 2.01 and 3.02 of this Current Report, which disclosures are incorporated herein by reference.

As a result of the closing of the Exchange Agreement and the Split-Off Agreement and the sale and issuance of Series A Preferred Stock and Common Stock to Michael Gianatasio, Mr. Gianatasio may be deemed to have acquired control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 8, 2012 Michael Presutti was removed without cause as a director of the Company by the written consent of the holder of a majority of the outstanding shares of Common Stock and Jeffrey Devlin was elected as a director of the Company. In addition, on November 8, 2012 Michael Gianatasio was elected as the Chief Executive Officer of the Company

Jeffrey Devlin, age 65, has been Executive Producer/Partner of Original Film, a movie production company, since 2002. He is also currently and since 2003 been the Chief Executive Officer of MediaLogic, an international consultancy and television production company and since November 2011 he has been Chief Marketing Officer and a director of The Broadsmoore Group, an investment advisory and merchant banking firm. Mr. Devlin has over 25 years of production experience in the advertising and entertainment industries. Mr. Devlin is currently a member of the Board of Directors of the United States Equestrian Team, Somerset Hills Handicapped Riders, Board of Advisors of Atari, and Executive Committee for the Association of Independent Commercial Producers (AICP). He is also a senior advisor to Sirius XM Satellite Radio.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements

The financial statements of Homeland are appended to this Current Report beginning on page F-1.

(d)     Exhibits

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement dated as of November 12, 2012 among the Company, Homeland, the shareholders of Homeland and certain creditors of Homeland.

3.1	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on October 29, 2012.

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on November 9, 2012.

10.1	Split-Off Agreement dated as of November 12, 2012 between the Company, Benaco Split Corp. and Natalia Belykh.

16.1	Letter, dated November 13, 2012 from Ronald R. Chadwick, P.C. to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENACO, INC.

Dated: November 13, 2012	By:	/s/ Michael Gianatasio
Name: Michael Gianatasio
Title: Chief Executive Officer

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Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Financial Statements (Unaudited)

June 30, 2012 and 2011

F-1

Homeland Safety Consultants, Inc. and Subsidiary

Index to the Consolidated Financial Statements (Unaudited)

June 30, 2012 and 2011

Page

Financial Statements (Unaudited)

Consolidated Balance Sheets	F-3-F-4

Consolidated Statements of Operations	F-5

Consolidated Statement of Changes in Stockholders’ Deficit	F-6

Consolidated Statements of Cash Flows	F-7

Notes to Consolidated Financial Statements	F-8-F-13

F-2

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

	June 30,
	2012	2011
Assets

Current Assets
Cash and Cash Equivalents	$10,007	$6,699
Accounts Receivable, net allowance for doubtful accounts of $12,276 and $0, respectively	806,094	633,422
Prepaid Expenses	13,071	20,254
Deferred Tax Asset	21,726	138,222
Other Assets	23,613	26,219

Total Current Assets	874,511	824,816

Fixed Assets
Furniture and Fixtures	61,389	53,542
Leasehold Improvements	61,600	61,600
	122,989	115,142
Less: Accumulated Depreciation and Amortization	85,555	75,596
Fixed Assets, Net of Accumulated Depreciation	34,434	39,546
Other Assets – Non-Current	21,400	21,400
Total Non-Current Assets	55,834	60,946

Total Assets	$930,345	$885,762

See accompanying notes to these consolidated financial statements

F-3

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited) (Continued)

	June 30
	2012	2011
Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts Payable	$103,279	$51,552
Accrued Expenses	208,773	151,343
Notes Payable - Shareholders	278,838	471,388
Notes Payable - Related Parties	70,650	17,450
Current Portion of Long-term Debt	368,335	14,188

Total Current Liabilities	1,029,875	705,921

Long-term Liabilities
Long-term Debt, net of current portion	35,442	403,716
Notes Payable – Related Parties	-	50,600

Total Long-term Liabilities	35,442	454,316

Total Liabilities	1,065,317	1,160,237

Commitments

Stockholders’ Deficit
Common Stock, no par value; 200 shares authorized, issued and outstanding	1,000	1,000
Accumulated Deficit	(135,972)	(275,475)

Total Stockholders’ Deficit	(134,972)	(274,475)

Total Liabilities and Stockholders’ Deficit	$930,345	$885,762

See accompanying notes to these consolidated financial statements

F-4

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Operations (Unaudited)

	Six Months Ended June 30,
	2012	2011

Net Revenue	$2,210,683	$1,668,715

Cost of Revenue	1,350,270	1,059,722

Gross Profit	860,413	608,993

Selling, General and Administrative Expenses	828,796	667,217

Income (Loss) from Operations	31,617	(58,224)

Other Expenses

Interest Expense	25,912	18,522

Income (Loss) before Income Taxes	5,705	(76,746)

Provision for Income Taxes	4,070	(33,570)

Net Income (Loss)	$1,635	$(43,176)

Earnings (Loss) per Common Share – basic and diluted	$8.18	$(215.88)

Weighted Average Common Shares Outstanding – basic and diluted	200	200

See accompanying notes to these consolidated financial statements

F-5

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Deficit (Unaudited)

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit

Balance at January 1, 2011	200	$1,000	$(232,299)	$(231,299)

Net Loss for the six months period	-	-	(43,176)	(43,176)

Balance at June 30, 2011	200	$1,000	(275,475)	(274,475)

Balance at January 1, 2012	200	$1,000	$(137,607)	$(136,607)

Net Income for the six months period	-	-	1,635	1,635

Balance at June 30, 2012	200	$1,000	$(135,972)	$(134,972)

See accompanying notes to these consolidated financial statements

F-6

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities
Net Income (Loss)	$1,635	$(43,176)
Adjustments to Reconcile Net Income (Loss) to Net Cash used in Operating Activities
Depreciation and amortization	3,429	10,861
Deferred taxes	4,070	(33,570)
Provision for credit losses	5,746	-
Changes in Assets and Liabilities
Accounts receivable	5,211	(128,951)
Prepaid expenses and other assets	16,862	(7,262)
Accounts payable	42,994	(65,050)
Accrued expenses	12,835	(21,917)
Net cash used in operating activities	92,782	(289,065)

Cash Flows from Investing Activities
Purchases of furniture and fixtures	-	(6,084)
Net cash used in investing activities	-	(6,084)

Cash Flows from Financing Activities
Proceeds from borrowing under notes payable	-	80,900
Borrowings from related party notes payable	43,600	269,100
Repayments of notes payable	(9,318)	(18,421)
Repayments of related party notes payable	(151,950)	(35,500)
Net cash provided by (used in) financing activities	(117,668)	296,079

Net increase (decrease) in cash and cash equivalents	(24,886)	930

Cash and Cash Equivalents
Beginning of period	34,893	5,769
End of period	$10,007	$6,699

Supplemental Disclosures of Cash Flow Information
Cash Paid during the period for
Income Tax	$1,500	$3,058
Interest	$18,449	$3,188

See accompanying notes to these consolidated financial statements

F-7

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Homeland Safety Consultants, Inc. and Subsidiary (the “Company”) provides construction site safety services for companies located in New York. The Company provides licensed site safety manager services on major construction projects which is required by the New York City Department of Buildings. The Company also provides safety training, fire safety and emergency preparedness services that are required by the Fire Department of New York.

Principles of Consolidation

The consolidated financial statements include the accounts of Homeland Safety Consultants, Inc. and its wholly owned subsidiary Homeland Safety Training, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are applied in the determination of our allowance for doubtful accounts and our valuation allowance based on future taxable income. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets as of June 30, 2012 and June 30, 2011 for accounts receivable, prepaid expenses, other assets, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Cash and Cash Equivalents and Concentration of Risk

The Company considers all accounts of cash and other highly liquid investments with original maturities of three months or less as cash or cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits.

For the six months ended June 30, 2012, 13% of revenues were from one customer. Outstanding accounts receivable at June 30, 2012 for this customer accounted for 7% of total accounts receivable. For the six months ended June 30, 2011, there were no such concentrations.

F-8

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are non-interest bearing obligations due under normal trade terms. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of June 30, 2012 and June 30, 2011 is adequate.

Fixed Assets

Fixed Assets consists of furniture and fixtures and leasehold improvements which are stated at cost. Leasehold improvements are depreciated using the lesser of the life of the lease or the useful life of the asset. Repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the asset as follows:

	Method	Estimated Useful Life

Furniture and fixtures	Straight-line	5-7 years
Leasehold Improvements	Straight-line	5 years

Depreciation and amortization expense for the six months ended June 30, 2012 and 2011 was $3,429 and $10,861, respectively.

Revenue Recognition

Revenue consists primarily of fees received, based on time and materials, for providing site safety managers on major construction sites and safety training, fire safety and emergency preparedness services. Revenue is recognized in the period in which the services are performed and amounts are earned, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in FASB ASC 740. Deferred tax assets arise from a variety of sources, the most significant being: a) tax losses that can be carried forward to be utilized against profits in future years; b) expenses recognized in the books but disallowed in the tax return until the associated cash flow occurs; and c) valuation changes of assets which need to be tax effected for book purposes but are deductible only when the valuation change is realized.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit which is not more likely than not to be realized. In assessing the need for a valuation allowance, future taxable income is estimated, considering the realization of tax loss carryforwards. Valuation allowances related to deferred tax assets can also be affected by changes to tax laws,

F-9

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

changes to statutory tax rates and future taxable income levels. In the event it was determined that the Company would not be able to realize all or a portion of our deferred tax assets in the future, we would reduce such amounts through a charge to income in the period in which that determination is made. Conversely, if we were to determine that we would be able to realize our deferred tax assets in the future in excess of the net carrying amounts, we would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made. In its evaluation of a valuation allowance the Company takes into account existing contracts and backlog, and the probability that options under these contract awards will be exercised as well as sales of existing products. The Company prepares profit projections based on the revenue and expenses forecast to determine that such revenues will produce sufficient taxable income to realize the deferred tax assets. The Company adopted FASB ASC 740-1050, Accounting for Uncertainty in Income Taxes. ASC 740-10-50 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Despite the Company’s belief that its tax return positions are consistent with applicable tax laws, one or more positions may be challenged by taxing authorities. Settlement of any challenge can result in no change, a complete disallowance, or some partial adjustment reached through negotiations or litigation.

Interest and penalties related to income tax matters, if applicable, will be recognized as income tax expense. During the six months ended June 30, 2012 and 2011, the Company did not incur any expense related to interest or penalties for income tax matters, and no such amounts were accrued as of June 30 2012 and 2011.

Earnings (Loss) per Share

FASB ASC 260-10 requires the presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The Company’s basic income (loss) per common share is based on net income (loss) for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted income per common share is based on net income, divided by the weighted average number of common shares outstanding during the period, including common share equivalents, such as outstanding stock options and beneficial conversion of related party accounts. The computation of diluted loss per share for the six months ended June 30, 2012 and 2011 does not assume conversion, exercise or contingent exercise of warrants, and securities as they would have an anti-dilutive effect on the earnings resulting from the Company’s net loss position in that period.

For the six months ended June 30, 2012 and 2011, the Company did not have any common share equivalents.

Advertising Costs

Advertising costs are expensed as incurred, and were $8,100 and $6,504 for the six months ended June 30, 2012 and 2011, respectively.

F-10

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

Note 2 — Going Concern

Although the Company had a net income of $1,635 and positive cash flows from operating activities for the six months ended June 30, 2012, the Company has an accumulated deficit of approximately $135,000 as of June 30, 2012. In addition, at June 30, 2012, the Company has a cash balance of approximately $10,000 and a working capital deficiency of approximately $155,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. The Company needs additional capital to fund current working capital requirements, ongoing debt service and to repay its obligations that are maturing over the upcoming twelve month period. Management plans to increase revenues and to control operating expenses in order to reduce losses from operations. Additionally, the Company plans to seek equity and/or debt financing in order to enable the Company to meet its financial obligations.

Note 3 – Long-term Debt

	June 30,
	2012	2011
Notes payable (a)	$291,162	$303,320
Notes payable (b)	39,900	25,150
Notes payable (c)	50,000	50,000
Notes payable (d)	22,715	24,745
Notes payable (e)	-	14,689
	403,777	417,904
Less current portion	(368,335)	(14,188)
Total long-term debt	$35,442	$403,716

(a)	The Company entered into a 5 year term loan with a commercial bank bearing interest at 11.5%. The loan matures in May of 2013 and is secured by all assets of the Company. The loan is guaranteed by shareholders.
(b)	The unsecured note is due on demand and bears interest at a rate of 2% per annum.
(c)	The Company entered into a 2 year unsecured note with a private equity group. The loan bears interest at a rate of 6% and matures in April of 2013.
(d)	The Company entered into a 30 month unsecured loan. The loan bears interest at a rate of 6% and matures in September of 2013.
(e)	The Company had a line of credit with a bank. The line of credit was converted into a term loan in 2010. The term loan matured and was fully satisfied in January 2012.

F-11

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Long-term Debt (continued)

Maturities of long-term debt are as follows:

Period Ending June 30,
2013	$368,335
2014	35,442
$403,777

Notes 4 – Notes Payable – Related Parties

	June 30,
	2012	2011
Notes payable (f)	$17,450	$17,450
Notes payable (g)	53,200	50,600
	70,650	68,050
Less current portion	(70,650)	(17,450)
Total long-term debt	$-	$50,600

(f)	The related party unsecured note is due on demand and bears interest at a rate of 8%.
(g)	The related party unsecured note bears interest at a rate of 6% and is due on May 26, 2013.

Interest expense on notes payable to related parties for the six months ended June 30, 2012 and 2011 was $2,303 and $1,082 respectively.

Note 5 – Amount Payable to Officer

Included in accounts payable are reimbursable expenses due to an officer and consulting fees due to an officer for work performed prior to him becoming an employee of the Company. The amount of this payable is $14,743 as of June 30, 2012 and $5,120 as of June 30, 2011.

Note 6 – Notes Payable to Shareholders

Between the period from December 31, 2007 and June 30, 2012 the Company received loans from various shareholders. Amounts due bear interest at a rate ranging from 2% to 8% and are due on demand. Interest expense related to these loans was $3,890 and $6,510 for the six months ended June 30, 2012 and 2011, respectively.

F-12

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 7 – Income Taxes

The tax effect of temporary differences, primarily net operating loss carryforwards, give rise to a deferred tax asset. Deferred income taxes are recognized for the tax consequence of such temporary differences at the enacted tax rate expected to be in effect when the differences reverse. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

The components of the Company’s deferred taxes at June 30, 2012 and 2011 are as follows:

	June 30,
	2012	2011
Net Operating Loss Carry Forwards	$7,205	$127,204
Temporary differences – depreciation	14,521	11,018

Deferred Tax Asset, net	$21,726	$138,222

The reconciliation between the income tax provision and the amount computed by applying the statutory federal tax rate to income from continuing operation is as follows:

	June 30,
	2012	2011
US Statutory tax rate	34.0%	34.0%
State and City tax rate	10.0	10.0
Permanent differences	27.0	-
Effective Tax Rate	71.0%	44.0%

At June 30, 2012 and June 30, 2011, the Company had federal and state net operating loss carry forwards in the approximate amounts of $16,182 and $285,678, respectively, available to offset future taxable income.

Note 8 - Operating Leases

The Company leases its office space in New York, NY under a lease agreement expiring August 31, 2015, with two five year options to extend the term. In addition, the Company leases additional office space for $2,000 per month and on a month-to-month basis.

The Company leases certain office equipment under a lease agreement expiring December 31, 2015.

Rent expense related to the leases for the six months ended June 30, 2012 and 2011 was $101,697 and $62,819. Minimum annual lease commitments are as follows:

June 30,	Total	Office Space	Office Equipment

2013	$100,407	$86,775	$13,632
2014	111,282	97,650	13,632
2015	113,982	100,350	13,632
2016	23,616	16,800	6,816

	$349,287	$301,575	$47,712

F-13

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2011 and 2010

F-14

Homeland Safety Consultants, Inc. and Subsidiary

Index to the Consolidated Financial Statements

December 31, 2011 and 2010

Pages

Report of Independent Registered Public Accounting Firm	F-16

Financial Statements

Consolidated Balance Sheets	F-17-F-18

Consolidated Statements of Operations	F-19

Consolidated Statement of Changes in Stockholders’ Deficit	F-20

Consolidated Statements of Cash Flows	F-21

Notes to Consolidated Financial Statements	F-22-F-27

F-15

INDEPENDENT AUDITORS REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and Stockholders of

Homeland Safety Consulting, Inc.

We have audited the accompanying consolidated balance sheets of Homeland Safety Consulting, Inc.

and its subsidiary (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows in the two-year period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/Friedman LLP

Marlton, New Jersey

November 9, 2012

F-16

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2011	2010
Assets

Current Assets
Cash and Cash Equivalents	$34,893	$5,769
Accounts Receivable, net allowance for doubtful accounts of $6,530 and $0, respectively	817,051	504,471
Prepaid Expenses	29,933	23,454
Deferred Tax Asset	25,796	104,652
Other Assets	23,613	15,757

Total Current Assets	931,286	654,103

Fixed Assets
Furniture and Fixtures	61,389	47,458
Leasehold Improvements	61,600	61,600
	122,989	109,058
Less: Accumulated Depreciation and Amortization	85,126	64,735
Fixed Assets, Net of Accumulated Depreciation	37,863	44,323
Other Assets – Non-Current	21,400	21,400
Total Non-Current Assets	59,263	65,723

Total Assets	$990,549	$719,826

See accompanying notes to these consolidated financial statements

F-17

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets (Continued)

	December 31,
	2011	2010
Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts Payable	$60,285	$116,602
Accrued Expenses	195,938	173,260
Notes Payable - Shareholders	389,788	288,388
Notes Payable - Related Parties	17,450	-
Current Portion of Long-term Debt	36,696	38,760

Total Current Liabilities	700,157	617,010

Long-term Liabilities
Long-term Debt, net of current portion	376,399	316,665
Notes Payable – Related Parties	50,600	17,450

Total Long-term Liabilities	426,999	334,115

Total Liabilities	1,127,156	951,125

Commitments

Stockholders’ Deficit
Common Stock, no par value; 200 shares authorized, issued and outstanding	1,000	1,000
Accumulated Deficit	(137,607)	(232,299)

Total Stockholders’ Deficit	(136,607)	(231,299)

Total Liabilities and Stockholders’ Deficit	$990,549	$719,826

See accompanying notes to these consolidated financial statements

F-18

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010

Net Revenue	$4,351,200	$3,211,704

Cost of Revenue	2,666,627	2,077,902

Gross Profit	1,684,573	1,133,802

Selling, General and Administrative Expenses	1,453,682	1,173,807

Income (Loss) from Operations	230,891	(40,005)

Other Expenses

Interest Expense	57,343	48,439

Income (Loss) before Income Taxes	173,548	(88,444)

Provision for Income Taxes	78,856	(36,381)

Net Income (Loss)	$94,692	$(52,063)

Earnings (Loss) per Common Share – basic and diluted	$394.28	$(260.32)

Weighted Average Common Shares Outstanding – basic and diluted	200	200

See accompanying notes to these consolidated financial statements

F-19

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Deficit

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit

Balance at January 1, 2010	200	$1,000	$(180,236)	$(179,236)

Net Loss	-	-	(52,063)	(52,063)

Balance at December 31, 2010	200	1,000	(232,299)	(231,299)

Net Income	-	-	94,692	94,692

Balance at December 31, 2011	200	$1,000	$(137,607)	$(136,607)

See accompanying notes to these consolidated financial statements

F-20

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010
Cash Flows from Operating Activities
Net Income (Loss)	$94,692	$(52,063)
Adjustments to Reconcile Net Income (Loss) to Net Cash used in Operating Activities
Depreciation and amortization	20,391	9,887
Deferred taxes	78,856	(36,381)
Provision for credit losses	6,530	-
Changes in Assets and Liabilities
Accounts receivable	(319,110)	(122,220)
Prepaid expenses and other assets	(14,334)	(19,715)
Accounts payable	(56,317)	65,916
Accrued expenses	22,677	33,630
Net cash used in operating activities	(166,615)	(120,946)

Cash Flows from Investing Activities
Purchases of furniture and fixtures	(13,931)	(40,033)
Net cash used in investing activities	(13,931)	(40,033)

Cash Flows from Financing Activities
Proceeds from borrowing under notes payable	110,250	41,590
Proceeds from related party borrowings under notes payable	283,500	173,100
Repayments of notes payable	(51,980)	(57,761)
Repayments of related party notes payable	(132,100)	(20,000)
Net cash provided by financing activities	209,670	136,929

Net increase (decrease) in cash and cash equivalents	29,124	(24,050)

Cash and Cash Equivalents
Beginning of year	5,769	29,819
End of year	$34,893	$5,769

Supplemental Disclosures of Cash Flow Information
Cash Paid during the Year for
Income Tax	$3,212	$5,865
Interest	$40,201	$39,174

See accompanying notes to these consolidated financial statements

F-21

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Homeland Safety Consultants, Inc. and Subsidiary (the “Company”) provides construction site safety services for companies located in New York. The Company provides licensed site safety manager services on major construction projects which is required by the New York City Department of Buildings. The Company also provides safety training, fire safety and emergency preparedness services that are required by the Fire Department of New York.

Principles of Consolidation

The consolidated financial statements include the accounts of Homeland Safety Consultants, Inc. and its wholly owned subsidiary Homeland Safety Training, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are applied in the determination of our allowance for doubtful accounts and our valuation allowance based on future taxable income. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets as of December 31, 2011 and 2010 for accounts receivable, prepaid expenses, other assets, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Cash and Cash Equivalents and Concentration of Risk

The Company considers all accounts of cash and other highly liquid investments with original maturities of three months or less as cash or cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits.

In 2010, 29% of sales were from three customers. Outstanding accounts receivable at December 31, 2010 for these customers accounted for 36% of total accounts receivable (approximately $182,650). In 2011, there were no such concentrations.

F-22

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are non-interest bearing obligations due under normal trade terms. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of December 31, 2011 and 2010 is adequate.

Fixed Assets

Fixed Assets consists of furniture and fixtures and leasehold improvements which are stated at cost. Leasehold improvements are depreciated using the lesser of the life of the lease or the useful life of the asset. Repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the asset as follows:

	Method	Estimated Useful Life

Furniture and fixtures	Straight-line	5-7 years
Leasehold Improvements	Straight-line	5 years

Depreciation and amortization expense for the years ended December 31, 2011 and 2010 was $20,391 and $9,877, respectively.

Revenue Recognition

Revenue consists primarily of fees received, based on time and materials, for providing site safety managers on major construction sites and safety training, fire safety and emergency preparedness services. Revenue is recognized in the period in which the services are performed and amounts are earned, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in FASB ASC 740. Deferred tax assets arise from a variety of sources, the most significant being: a) tax losses that can be carried forward to be utilized against profits in future years; b) expenses recognized in the books but disallowed in the tax return until the associated cash flow occurs; and c) valuation changes of assets which need to be tax effected for book purposes but are deductible only when the valuation change is realized.

F-23

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit which is not more likely than not to be realized. In assessing the need for a valuation allowance, future taxable income is estimated, considering the realization of tax loss carryforwards. Valuation allowances related to deferred tax assets can also be affected by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event it was determined that the Company would not be able to realize all or a portion of our deferred tax assets in the future, we would reduce such amounts through a charge to income in the period in which that determination is made. Conversely, if we were to determine that we would be able to realize our deferred tax assets in the future in excess of the net carrying amounts, we would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made. In its evaluation of a valuation allowance the Company takes into account existing contracts and backlog, and the probability that options under these contract awards will be exercised as well as sales of existing products. The Company prepares profit projections based on the revenue and expenses forecast to determine that such revenues will produce sufficient taxable income to realize the deferred tax assets. The Company adopted FASB ASC 740-1050, Accounting for Uncertainty in Income Taxes. ASC 740-10-50 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Despite the Company’s belief that its tax return positions are consistent with applicable tax laws, one or more positions may be challenged by taxing authorities. Settlement of any challenge can result in no change, a complete disallowance, or some partial adjustment reached through negotiations or litigation.

Interest and penalties related to income tax matters, if applicable, will be recognized as income tax expense. During the years ended December 31, 2011 and 2010 the Company did not incur any expense related to interest or penalties for income tax matters, and no such amounts were accrued as of December 31, 2011 and 2010.

Earnings (Loss) per Share

FASB ASC 260-10 requires the presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The Company’s basic income (loss) per common share is based on net income (loss) for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted income per common share is based on net income, divided by the weighted average number of common shares outstanding during the period, including common share equivalents, such as outstanding stock options and beneficial conversion of related party accounts. The computation of diluted loss per share for the year ended December 31, 2011 does not assume conversion, exercise or contingent exercise of warrants, and securities as they would have an anti-dilutive effect on the earnings resulting from the Company’s net loss position in that period.

For the years ended December 31, 2011 and 2010, the Company did not have any common share equivalents.

Advertising Costs

Advertising costs are expensed as incurred, and were $15,031 and $13,835 for the years ended December 31, 2011 and 2010, respectively.

F-24

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

Note 2 – Long-term Debt

	December 31,
	2011	2010
Notes payable (a)	$297,415	$308,896
Notes payable (b)	39,900	19,250
Notes payable (c)	50,000	-
Notes payable (d)	23,682	-
Notes payable (e)	2,098	27,279
	413,095	355,425
Less current portion	36,696	(38,760)
Total long-term debt	$376,399	$316,665

(a)	The Company entered into a 5 year term loan with a commercial bank bearing interest at 11.5%. The loan matures in May of 2013 and is secured by all assets of the Company. The loan is guaranteed by shareholders.
(b)	The note is due on demand and bears interest at a rate of 2% per annum.
(c)	The Company entered into a 2 year note with a private equity group. The loan bears interest at a rate of 6% and matures in April of 2013.
(d)	The Company entered into a 30 month loan. The loan bears interest at a rate of 6% and matures in September of 2013.
(e)	The Company had a line of credit with a bank. The line of credit was converted into a term loan in 2010. The term loan matured and was fully satisfied in January 2012.

Maturities of long-term debt are as follows:

Years Ending December 31,
2012	$36,696
2013	376,399
$413,095

F-25

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Notes 3 – Notes Payable – Related Parties

	December 31,
	2011	2010
Notes payable (f)	$17,450	$17,450
Notes payable (g)	50,600	-
	68,050	17,450
Less current portion	(17,450)	-
Total long-term debt	$50,600	$17,450

(f)	The related party note is due on demand and bears interest at a rate of 8%.
(g)	The related party note bears interest at a rate of 6% and is due on May 26, 2013.

Interest expense on notes payable to related parties for the years ended December 31. 2011 and 2010 was $22,646 and $9,364 respectively.

Maturities of long-term debt payable to related parties are as follows:

Years Ending December 31,
2012	$17,450
2013	50,600
$68,050

Note 4 – Amount Payable to Officer

Included in accounts payable is a consulting fee due to an officer for work performed prior to him becoming an employee of the Company. The amount of this payable is 3,842 in 2011 and 3,255 in 2010.

Note 5 – Notes Payable to Shareholders

Between the years ended December 31, 2007 and December 31, 2011 the Company received loans from various shareholders. Amounts due bear interest at a rate ranging from 2% to 8% and are due on demand. Interest expense related to these loans was $17,593 and $7,884 for years ended December 31, 2011 and 2010, respectively.

F-26

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6 – Income Taxes

The tax effect of temporary differences, primarily net operating loss carryforwards, give rise to a deferred tax asset. Deferred income taxes are recognized for the tax consequence of such temporary differences at the enacted tax rate expected to be in effect when the differences reverse. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

The components of the Company’s deferred taxes at December 31, 2011 and 2010 are as follows:

	2011	2010
Net Operating Loss Carry Forwards	$11,647	$97,272
Temporary differences – depreciation	14,149	7,380

Deferred Tax Asset, net	$25,796	$104,652

The reconciliation between the income tax provision and the amount computed by applying the statutory federal tax rate to income from continuing operation is as follows:

	2011	2010
US Statutory tax rate	34.0%	34.0%
State and City tax rate	10.0	10.0
Permanent differences	1.0	(3.0)
Effective Tax Rate	45.0%	41.0%

At December 31, 2011 and 2010, the Company had federal and state net operating loss carry forwards in the approximate amounts of $26,157 and $218,456, respectively, available to offset future taxable income.

Note 7 - Operating Leases

The Company leases its office space in New York, NY under a lease agreement expiring August 31, 2015, with two five year options to extend the term. In addition, the Company leases additional office space for $2,000 per month and on a month-to-month basis.

The Company leases certain office equipment under a lease agreement expiring December 31, 2015.

Rent expense related to the leases for the year ended December 31, 2011 and 2010 was $138,715 and $29,800. Minimum annual lease commitments are as follows:

December 31,	Total	Office Space	Office Equipment

2012	$88,332	$74,700	$13,632
2013	85,182	71,550	13,632
2014	111,732	98,100	13,632
2015	114,432	100,800	13,632

	$399,678	$345,150	$54,528

F-27